EXHIBIT 21

        DIRECT AND INDIRECT SUBSIDIARIES OF WATTS INDUSTRIES, INC.

DOMESTIC:

Watts Automatic Control Valve, Inc. [Delaware]
Watts International Sales Corp. [Massachusetts]
Watts Investment Company [Delaware]
Watts Regulator Company [Massachusetts]
Watts Securities Corp. [Massachusetts]
Circle Seal Controls, Inc. [Delaware]
Green Country Castings, Inc. [Oklahoma]
Henry Pratt Company [Delaware]
James Jones Company [California]
KF Industries, Inc. [Oklahoma]
KF Sales Corp. [Delaware]
Rudolph Labranche, Inc. [New Hampshire]
Leslie Controls, Inc. [New Jersey]
Nicholson Steam Trap, Inc. [Delaware]
Spence Engineering Company, Inc. [Delaware]
Ancon U.S.A., Inc. [Delaware]
Jameco Acquisition Corp. [Delaware]
Jameco Industries, Inc. [New York]

INTERNATIONAL:

Watts Industries (Canada) Inc. [Canada]
Watts Industries Europe B.V. [The Netherlands]
Watts Industries France S.A. [France]
Watts Ocean GmbH [Germany]
Wattsco International [U.S. Virgin Islands]
Watts Ocean BV [The Netherlands]
Watts SFR SA [France]
Watts UK Ltd. [United Kingdom]
Edward Barber & Co. Ltd. [United Kingdom]
Edward Barber (UK) Ltd. [United Kingdom]
G.R.C. Controls SA [Spain]
HST AG [Switzerland]
HST GmbH [Austria]
Intermes SpA [Italy]
KF Industries, Ltd. [United Kingdom]
Kingsworth Products Ltd. [United Kingdom]
Leslie International V.I. [Virgin Islands]
M.T.R GmbH [Germany]
Ocean B.V. [The Netherlands]
Watts Industries AG [Switzerland]
V.R.A. BvbA [Belgian]
Jameco Export Sales Corporation [U.S. Virgin Islands]
Multiscope SpA
Watts Intermes LDA [Portugal]
WIG Armaturen Vertriebs, GmbH [Germany]
WSA Heizungs und Sanitartechnik GmbH [Germnay]
WIC Verwaltungs und Beteiligungs GmbH [Germany]

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                               EXHIBIT 21

        DIRECT AND INDIRECT SUBSIDIARIES OF WATTS INDUSTRIES, INC.

In addition to the foregoing, the Company holds an 89% interest in R.G. Laurence Company, Inc. [New Jersey], an 80% interest in Londa SpA [Italy], a 55% interest in ISI SpA [Italy] and a 60% interest in Tianjin Tanggu Watts Valve Company Limited, a Chinese joint venture.